Exhibit 10.57
AMENDING AGREEMENT
     THIS AGREEMENT made effective as of April 10, 2008 (the “Effective Date”) between NUCRYST Pharmaceuticals Corp., a corporation incorporated under the laws of the Province of Alberta (the “Company”) and Thomas E. Gardner (the “Participant”).
     WHEREAS the Company and the Participant are parties to the stock option award agreement made as of the Effective Date (the “Award Agreement”); and
     AND WHEREAS the Company and the Participant wish to amend the Award Agreement as set forth herein.
     NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:
1.	The Award Agreement is hereby amended as follows:

(a) The term “Employment Agreement” in the Award Agreement means the employment agreement between the Company and the Participant dated as of August 21, 2007, as assigned by the Company to NUCRYST Pharmaceuticals Inc. as of August 22, 2007 and as amended, restated or supplemented from time to time; and

(b) Sections 6 and 7 of the Award Agreement are amended by deleting the following: “(relating to terminations without cause or non-extension of the Employment Agreement by the Company)” and substituting the following: “(relating to terminations without cause or non-extension of the Employment Agreement by the Company or any subsidiary, associate or affiliate thereof)”.

2.	The parties each covenant that they will do all things and execute all such further documents and assurances required to more fully effect the intent of this Agreement.

3.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

4.	This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta.

5.	This Agreement may be signed in counterparts and each counterpart constitutes an original document and the counterparts, taken together, constitute one and the same instrument. Delivery of counterparts may be made by facsimile or PDF transmission.

IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date.

NUCRYST Pharmaceuticals Corp.

Per:	/s/ Carol L. Amelio
Name:	Carol L. Amelio	Thomas E. Gardner
Title:	Vice President, General Counsel and Corporate Secretary